Exhibit 10.1

AMENDMENT TO SEPARATION AGREEMENT

THIS AMENDMENT TO SEPARATION AGREEMENT (“Amendment”) is entered into this 28th day of February 2013 by and between Keith W. F. Bradley (“Associate”) and Ingram Micro Inc., a Delaware corporation (“IMI”),

R E C I T A L S

A.	The Associate and IMI entered into that certain December 18, 2012 Separation Agreement (“Agreement”).

B.	The Associate and IMI now wish to amend the terms and conditions of the Agreement pursuant to the terms and condition of this Amendment.

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.	Paragraph 1 (Resignation of Officer Position and Subsequent Termination of Employment).

Paragraph 1(a) shall be modified as follows:

The Separation Date, defined in Paragraph 1(a), line 4, as “March 1, 2013,” shall be changed to “March 6, 2013.”

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties shall have executed this Agreement as of the date(s) set forth below.

“Associate”

Date: 2/28/2013	/s/ Keith W. F. Bradley
Keith W. F. Bradley

Address:
Telephone:

INGRAM MICRO INC. a Delaware Corporation

Date: 4/17/2013	/s/ Larry C. Boyd
Larry C. Boyd
EVP, Secretary & General Counsel